UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2022

Akumin Inc.

(Exact name of Registrant as specified in its charter)

Ontario	001-39479	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8300 W. Sunrise Boulevard Plantation, Florida	33322
(Address of principal executive offices)	(Zip Code)

(844) 730-0050

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	AKU	The Nasdaq Stock Market LLC
Common Shares, no par value	AKU	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2022, William Larkin, the Company’s former Chief Financial Officer, entered into a Confidential Separation Agreement and General Release (“Separation Agreement”) with the Company and Alliance Healthcare Services, Inc., which will become effective on September 8, 2022 (the “Effective Date”) unless Mr. Larkin revokes the Separation Agreement. Pursuant to the terms of the Separation Agreement, the Company agreed to pay Mr. Larkin severance pay equal to $600,000.00, which is 18 months of his then-current annual base salary of $400,000.00, and an enhanced bonus of $450,000.00, which is one-and-one-half times of Mr. Larkin’s target bonus for his service to the Company in 2021, payable in bi-weekly instalments over an 18 month period. Under the Separation Agreement, the Company agreed to pay Mr. Larkin $38,000.00, which is the cash equivalent for the cancellation of Mr. Larkin’s 50,000 restricted share units, within five business days of the Effective Date. Mr. Larkin is also entitled to up to $35,000.00 in outplacement services provided by an outplacement services company of the Company’s choosing and a bi-weekly payment in an amount equal to Company’s group health (medical, dental and vision, where applicable) coverage expense for Mr. Larkin and his dependents (where previously enrolled).

Item 8.01. Other Events.

On August 31, 2022, the Company received a formal notification via letter from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the Company had regained compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2), which requires that the Company’s common stock maintain a minimum bid price of at least $1.00 per share, and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Akumin Inc.

Date: September 2, 2022	By:	/s/ Riadh Zine
Riadh Zine Chief Executive Officer